Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-92423) pertaining to the deferred compensation plan of OGE Energy Corp.,
(2)
Registration Statement (Form S-8 No. 333-104497) pertaining to the employees' stock ownership and retirement savings plan of OGE Energy Corp.,
(3)
Registration Statement (Form S-8 No. 333-190406) pertaining to the employees' stock ownership and retirement savings plan of OGE Energy Corp.,
(4)
Registration Statement (Form S-3ASR No. 333-279061) pertaining to common stock and debt securities of OGE Energy Corp.,
(5)
Registration Statement (Form S-8 No. 333-266540) pertaining to the OGE Energy Corp. 2022 Stock Incentive Plan of OGE Energy Corp., and
(6)
Registration Statement (Form S-3ASR No. 333-274748) pertaining to the dividend reinvestment and stock purchase plan of OGE Energy Corp.;

of our reports dated February 18, 2025, with respect to the consolidated financial statements and schedule of OGE Energy Corp. and the effectiveness of internal control over financial reporting of OGE Energy Corp. included in this Annual Report (Form 10-K) of OGE Energy Corp. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma

February 18, 2025